THIRTEENTH AMENDMENT TO LEASE AGREEMENT

This Thirteenth Amendment to Lease Agreement (this **"Thirteenth Amendment"**), dated as of March 29, 2018 (the **"Amendment Date"**), and effective as of July 1, 2018 (the **"Effective Date"**), is entered into by and between the University of Southern California, a California non-profit public benefit corporation (**"Landlord"**) and Cancer Genetics, Inc., a Delaware corporation (**"Tenant"** or **"CG"**) , as successor-in-interest to Response Genetics, Inc., a Delaware corporation (**"RG"**).

RECITALS

A. Health Research Association, Inc., a California non-profit public benefit corporation (**"Original Landlord"**), and Tenant entered into an Office Lease Agreement dated as of September 16, 2004, as amended by that certain First Amendment to Office Lease dated February 1, 2006, as further amended by that certain Second Amendment to Lease Agreement dated as of January 28, 2010, as further amended by that certain Third Amendment to Lease Agreement dated as of March 31, 2010, as further amended by that certain Fourth Amendment to Lease Agreement dated March 4, 2011, as further amended by that certain Fifth Amendment to Lease Agreement dated August 19, 2011, as further amended by that certain Sixth Amendment to Lease Agreement dated August 30, 2011, as further amended by that certain Seventh Amendment to Lease Agreement dated May 7, 2012, as further amended by that certain Eighth Amendment to Lease Agreement dated June 28, 2012, as further amended by that certain Ninth Amendment to Lease Agreement dated February 3, 2014, as further amended by that certain Tenth Amendment to Lease Agreement dated June 30, 2015, as further amended by that certain Eleventh Amendment to Lease Agreement dated June 10, 2016, and as further amended by that certain Twelfth Amendment to Lease Agreement dated September 25, 2017, (collectively, the **"Lease"**), for those certain premises known as Suites 400, 401, 402, 403, 404, 405, 406, 410, and 600 (collectively, the **"Premises"**), located at 1640 Marengo Blvd., Los Angeles, California 90033, all as more particularly set forth in the Lease.

B. Tenant acquired all assets of RG pursuant to that certain Amended and Restated Asset Purchase Agreement dated as of August 14, 2015 (the **"APA"**), which APA was approved the Order of United States Bankruptcy Court, District of Delaware, Case No. 15-11669 (LSS), dated October 1, 2015 (the **"Order"**). As a result of the APA and the Order, Tenant became a successor-in-interest to RG.

C. Landlord and Tenant mutually desire to extend the Term of the Lease and modify certain financial terms thereof, all in accordance with the specific terms and conditions hereof.

NOW THEREFORE, for good and valuable consideration received to the full satisfaction of the parties hereto, Landlord and Tenant do hereby covenant and agree as follows:

1. <u>Recitals.</u> The foregoing recitals are hereby incorporated into and made a part of this Thirteenth Amendment by this reference.

2. <u>Definitions.</u> All capitalized terms in this Thirteenth Amendment (including the Recitals), shall have the same meanings ascribed thereto in the Lease, unless otherwise provided

for herein. As of the Effective Date, all references to "Tenant" in the Lease shall mean CG, and all references to RG therein shall be construed to instead refer to CG.

3. Term. The Term of the Lease shall be extended for a six (6) month period which period shall commence on the Effective Date and shall terminate on December 31, 2018 (the "Extension Period").

4. Base Rent. Commencing on the Effective Date, and for the duration of the Extension Period, the monthly Base Rent (including any such Supplemental Power Fee and security personnel services provided to the Premises from 6:00am -7:30am on business days) shall be due and payable on the first day of each month and shall be in the sum of Fifty-Nine Thousand Two Hundred and Twenty-Five Dollars ($59,225.00).

5. Effect of Thirteenth Amendment. The Lease shall be deemed amended by this Thirteenth Amendment. Except as specifically modified by this Thirteenth Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Thirteenth Amendment and the terms of the Lease, the terms of this Thirteenth Amendment shall prevail.

6. Counterparts. This Thirteenth Amendment may be executed simultaneously in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each party may execute a facsimile counterpart signature page, which shall constitute a valid and binding obligation of the party signing such facsimile counterpart. Any party signing by facsimile agrees promptly to furnish to the other party, upon request, an original counterpart of this Thirteenth Amendment.

7. Entire Agreement. This Thirteenth Amendment and the Lease contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect whatsoever.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Thirteenth Amendment as of the Amendment Date.

Landlord

UNIVERSITY OF SOUTHERN CALIFORNIA
a California non-profit public benefit corporation

By: ______________________
Name: Laurie M. Stone
Its: Associate Senior Vice President
Real Estate and Asset Management
University of Southern California

Tenant

CANCER GENETICS, INC.,
a Delaware corporation

By: ______________________
Name: JOHN A ROBERTS
Its: CEO

File: S:\SHARED\PROPERTIES\1640 Marengo Street\Cancer Genetics\13th Amendment

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